HealthEquity Reports Third Quarter Ended October 31, 2021 Financial Results
Highlights of the third quarter include:
•Revenue of $180.0 million, an increase of less than one percent compared to $179.4 million in Q3 FY21.
•Net loss of $5.0 million, compared to net income of $1.8 million in Q3 FY21, with non-GAAP net income of $28.9 million, a decrease of 10% compared to $32.2 million in Q3 FY21.
•Net loss per diluted share of $0.06, compared to net income per diluted share of $0.02 in Q3 FY21, with non-GAAP net income per diluted share of $0.35, compared to $0.41 in Q3 FY21.
•Adjusted EBITDA of $61.1 million, the same as in Q3 FY21.
•6.2 million HSAs, an increase of 14% compared to Q3 FY21.
•Total HSA Assets of $16.4 billion, an increase of 32% compared to Q3 FY21.
•13.3 million Total Accounts, including both HSAs and complementary CDB accounts, an increase of 6% compared to Q3 FY21.
•The Company closed its acquisition of the Fifth Third Bank HSA portfolio on September 29, 2021 and its acquisition of Further on November 1, 2021.
•The Company issued $600 million aggregate principal amount of 4.50% Senior Notes due 2029 and refinanced its credit facility.
Draper, Utah – December 6, 2021 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account ("HSA") non-bank custodian, today announced financial results for its third quarter ended October 31, 2021.
"The HealthEquity team delivered another strong quarter of HSA growth, with new HSA sales of 151,000 in the third quarter and 446,000 in the year to date," said Jon Kessler, President and CEO of HealthEquity. "Adding to this year’s strong organic growth, we have on-boarded 160,000 new HSAs from Fifth Third Bank in the third quarter and 580,000 from Further in November to start our fourth quarter. HSA members have added nearly another $1 billion to their HSAs this quarter, and their HSA investments have grown significantly. We believe we are poised for a strong finish to this year’s selling season, continuing to outpace market growth."
Third quarter financial results
Revenue for the third quarter ended October 31, 2021 was $180.0 million, an increase of less than one percent compared to $179.4 million for the third quarter ended October 31, 2020. Revenue this quarter included: service revenue of $102.7 million, custodial revenue of $49.0 million, and interchange revenue of $28.2 million.
HealthEquity reported a net loss of $5.0 million, or $0.06 per diluted share, and non-GAAP net income of $28.9 million, or $0.35 per diluted share, for the third quarter ended October 31, 2021. The Company reported net income of $1.8 million, or $0.02 per diluted share, and non-GAAP net income of $32.2 million, or $0.41 per diluted share, for the third quarter ended October 31, 2020.
Adjusted EBITDA was $61.1 million for the third quarter ended October 31, 2021, the same as in the third quarter ended October 31, 2020. Adjusted EBITDA was 34% of revenue for each of the third quarters ended October 31, 2021 and 2020.
Account and asset metrics
HealthEquity reported sales of 151,000 new HSAs in the third quarter ended October 31, 2021, compared to 104,000 in the third quarter ended October 31, 2020. HSAs as of October 31, 2021 were approximately 6.2 million, an increase of 14% year over year, including 431,000 HSAs with investments, an increase of 43% year over year. Total Accounts as of October 31, 2021 were 13.3 million, including 7.1 million other consumer-directed benefits ("CDBs").
Total HSA Assets as of October 31, 2021 were $16.4 billion, an increase of 32% year over year. Total HSA Assets included $10.5 billion of HSA cash and $6.0 billion of HSA investments. Client-held funds, which are deposits held on behalf of our Clients to facilitate administration of our CDBs, and from which we generate custodial revenue, were $0.8 billion as of October 31, 2021.
HealthSavings HSA portfolio acquisition
HealthEquity also announced it has entered into a definitive agreement with Health Savings Administrators, L.L.C. (“HealthSavings”) to transition the custody of HealthSavings’ HSA portfolio to HealthEquity. The definitive agreement provides a $60 million purchase price for nearly $1.3 billion of HSA assets held in approximately 87,000 HSAs. Given that a significant portion of the HSA assets are currently invested, HealthSavings and HealthEquity are working closely to coordinate an in-kind transfer of most of the invested assets. The transition of HealthSavings’ HSAs to the HealthEquity platform is expected to be completed in the first quarter of fiscal 2023. Willkie Farr & Gallagher LLP is serving as legal advisor to HealthEquity. HealthSavings has engaged Raymond James & Associates, Inc. as financial advisor and Ellenoff Grossman & Schole LLP as its legal advisor.
WageWorks integration
HealthEquity completed its acquisition of WageWorks on August 30, 2019. As of October 31, 2021, we have achieved approximately $75 million of the approximately $80 million in annualized ongoing net synergies we expect to achieve by the end of fiscal year 2022.
Business outlook
For the fiscal year ending January 31, 2022, management expects revenues of $750 million to $755 million. Its outlook for net loss is between $36 million and $33 million, resulting in net loss of $0.43 to $0.40 per diluted share. Its outlook for non-GAAP net income, calculated using the method described below, is between $108 million and $112 million, resulting in non-GAAP net income per diluted share of $1.30 to $1.35 (based on an estimated 83 million diluted weighted-average shares outstanding). Management expects Adjusted EBITDA of $230 million to $235 million. This outlook includes the impact of the Fifth Third Bank HSA portfolio, which closed on September 29, 2021, and the Further acquisition, which closed on November 1, 2021. This outlook also includes the impact of the $600 million aggregate principal amount of 4.50% Senior Notes due 2029 and the refinanced credit facility.
See “Non-GAAP financial information” below for definitions of our Adjusted EBITDA and non-GAAP net income. A reconciliation of the non-GAAP financial measures used throughout this release to the most comparable GAAP financial measures is included with the financial tables at the end of this release.
Conference call
HealthEquity management will host a conference call at 4:30 pm (Eastern Time) on Monday, December 6, 2021 to discuss the third quarter 2022 financial results. The conference call will be accessible by dialing 844-791-6252, or 661-378-9636 for international callers, and referencing conference ID 5354046. A live audio webcast of the call will also be available on the investor relations section of our website at http://ir.healthequity.com.
Non-GAAP financial information
To supplement our financial information presented on a GAAP basis, we disclose non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income, and non-GAAP net income per diluted share.
•Adjusted EBITDA is adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, and other certain non-operating items.
•Non-GAAP net income is calculated by adding back to GAAP net income (loss) before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.
•Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.
Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. In addition, while amortization of acquired intangible assets is being excluded from non-GAAP net income, the revenue generated from those acquired intangible assets is not excluded. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.

About HealthEquity
HealthEquity and its subsidiaries administer HSAs and other consumer-directed benefits for our more than 13 million accounts in partnership with employers, benefits advisors, and health and retirement plan providers who share our mission to connect health and wealth and value our culture of remarkable “Purple” service. For more information, visit www.healthequity.com.
Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, acquisition synergies, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “aims,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:
•the impact of the ongoing COVID-19 pandemic on the Company, its operations and its financial results;
•our ability to realize the anticipated financial and other benefits from combining the operations of WageWorks and Further with our business in an efficient and effective manner;
•our ability to integrate the Further business successfully;
•our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;
•our dependence on the continued availability and benefits of tax-advantaged health savings accounts and other consumer-directed benefits;
•our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;
•the significant competition we face and may face in the future, including from those with greater resources than us;
•our reliance on the availability and performance of our technology and communications systems;
•recent and potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;
•the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;
•our ability to comply with current and future privacy, healthcare, tax, ERISA, investment adviser and other laws applicable to our business;
•our reliance on partners and third-party vendors for distribution and important services;
•our ability to develop and implement updated features for our technology and communications systems and successfully manage our growth;
•our ability to protect our brand and other intellectual property rights; and
•our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended January 31, 2021 and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact
Richard Putnam
801-727-1209
rputnam@healthequity.com

HealthEquity, Inc. and its subsidiaries
Condensed consolidated balance sheets

(in thousands, except par value)	October 31, 2021	January 31, 2021
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$649,129	$328,803
Accounts receivable, net of allowance for doubtful accounts of $6,063 and $4,239 as of October 31, 2021 and January 31, 2021, respectively	84,083	72,767
Other current assets	30,919	58,607
Total current assets	764,131	460,177
Property and equipment, net	24,930	29,106
Operating lease right-of-use assets	81,150	89,508
Intangible assets, net	820,946	767,003
Goodwill	1,363,549	1,327,193
Other assets	44,908	37,420
Total assets	$3,099,614	$2,710,407
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$5,244	$1,614
Accrued compensation	32,695	50,670
Accrued liabilities	49,879	75,880
Current portion of long-term debt	6,563	62,500
Operating lease liabilities	12,693	14,037
Total current liabilities	107,074	204,701
Long-term liabilities
Long-term debt, net	923,501	924,217
Operating lease liabilities, non-current	67,836	74,224
Other long-term liabilities	18,953	8,808
Deferred tax liability	110,400	119,729
Total long-term liabilities	1,120,690	1,126,978
Total liabilities	1,227,764	1,331,679
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of October 31, 2021 and January 31, 2021, respectively	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 83,586 and 77,168 shares issued and outstanding as of October 31, 2021 and January 31, 2021, respectively	8	8
Additional paid-in capital	1,662,965	1,158,372
Accumulated earnings	208,877	220,348
Total stockholders’ equity	1,871,850	1,378,728
Total liabilities and stockholders’ equity	$3,099,614	$2,710,407

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of operations and comprehensive income (loss) (unaudited)

	Three months ended October 31,		Nine months ended October 31,
(in thousands, except per share data)	2021	2020	2021	2020
Revenue
Service revenue	$102,733	$104,562	$314,449	$319,638
Custodial revenue	49,006	48,544	144,760	142,352
Interchange revenue	28,215	26,245	94,050	83,411
Total revenue	179,954	179,351	553,259	545,401
Cost of revenue
Service costs	66,217	65,936	204,183	202,195
Custodial costs	5,734	4,762	15,567	14,805
Interchange costs	4,683	4,095	15,102	13,985
Total cost of revenue	76,634	74,793	234,852	230,985
Gross profit	103,320	104,558	318,407	314,416
Operating expenses
Sales and marketing	12,726	12,880	42,288	36,502
Technology and development	38,070	30,758	111,437	92,490
General and administrative	20,004	22,099	63,503	61,590
Amortization of acquired intangible assets	19,642	19,126	59,745	56,905
Merger integration	13,244	8,193	38,422	31,328
Total operating expenses	103,686	93,056	315,395	278,815
Income (loss) from operations	(366)	11,502	3,012	35,601
Other expense
Interest expense	(11,881)	(6,952)	(25,824)	(28,110)
Other income (expense), net	3,122	(421)	(164)	(2,009)
Total other expense	(8,759)	(7,373)	(25,988)	(30,119)
Income (loss) before income taxes	(9,125)	4,129	(22,976)	5,482
Income tax provision (benefit)	(4,087)	2,340	(11,505)	2,015
Net income (loss) and comprehensive income (loss)	$(5,038)	$1,789	$(11,471)	$3,467
Net income (loss) per share:
Basic	$(0.06)	$0.02	$(0.14)	$0.05
Diluted	$(0.06)	$0.02	$(0.14)	$0.05
Weighted-average number of shares used in computing net income (loss) per share:
Basic	83,551	76,701	82,939	73,358
Diluted	83,551	77,845	82,939	74,665

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of cash flows (unaudited)

	Nine months ended October 31,
(in thousands)	2021	2020
Cash flows from operating activities:
Net income (loss)	$(11,471)	$3,467
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	98,364	85,485
Stock-based compensation	41,700	30,313
Amortization of debt discount and issuance costs	3,616	3,818
Loss on extinguishment of debt	4,044	—
Change in fair value of contingent consideration	(2,147)	—
Other non-cash items	(750)	1,727
Deferred taxes	(8,765)	(973)
Changes in operating assets and liabilities:
Accounts receivable, net	(10,090)	8,063
Other assets	19,888	3,309
Operating lease right-of-use assets	8,944	8,344
Accrued compensation	(18,098)	(15,251)
Accounts payable, accrued liabilities, and other current liabilities	(34,023)	(7,936)
Operating lease liabilities, non-current	(6,808)	(8,361)
Other long-term liabilities	6,034	8,712
Net cash provided by operating activities	90,438	120,717
Cash flows from investing activities:
Acquisitions, net of cash acquired	(49,533)	—
Purchases of software and capitalized software development costs	(49,033)	(37,242)
Purchases of property and equipment	(7,284)	(11,388)
Acquisition of intangible member assets	(64,463)	(28,100)
Proceeds from sale of equity securities	2,367	—
Net cash used in investing activities	(167,946)	(76,730)
Cash flows from financing activities:
Principal payments on long-term debt	(1,003,125)	(223,438)
Proceeds from issuance of long-term debt	950,000	—
Payment of debt issuance costs	(11,846)	—
Proceeds from follow-on equity offering, net of payments for offering costs	456,642	286,779
Settlement of client-held funds obligation, net	(1,565)	(4,189)
Proceeds from exercise of common stock options	7,728	4,491
Net cash provided by financing activities	397,834	63,643
Increase in cash and cash equivalents	320,326	107,630
Beginning cash and cash equivalents	328,803	191,726
Ending cash and cash equivalents	$649,129	$299,356

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of cash flows (unaudited) (continued)

	Nine months ended October 31,
(in thousands)	2021	2020
Supplemental cash flow data:
Interest expense paid in cash	$13,685	$22,849
Income tax payments (refunds), net	(5,926)	1,053
Supplemental disclosures of non-cash investing and financing activities:
Purchases of software and capitalized software development costs included in accounts payable, accrued liabilities, or accrued compensation	3,708	1,346
Purchases of property and equipment included in accounts payable or accrued liabilities	479	167
Purchases of intangible member assets included in accounts payable or accrued liabilities	2,281	289
Contingent consideration recognized at acquisition	8,147	—
Exercise of common stock options receivable	1	89
Decrease in goodwill due to measurement period adjustments, net	19	5,838
Stock-based compensation expense (unaudited)
Total stock-based compensation expense included in the condensed consolidated statements of operations and comprehensive income (loss) is as follows:

	Three months ended October 31,		Nine months ended October 31,
(in thousands)	2021	2020	2021	2020
Cost of revenue	$3,076	$2,209	$8,547	$5,737
Sales and marketing	829	2,035	5,677	4,810
Technology and development	3,458	2,641	10,164	8,051
General and administrative	5,921	4,594	17,312	11,715
Other expense (1)	—	—	342	—
Total stock-based compensation expense	$13,284	$11,479	$42,042	$30,313
(1)Equity-based awards exchanged for cash in connection with the Luum acquisition.
Total Accounts (unaudited)

(in thousands, except percentages)	October 31, 2021	October 31, 2020	% Change	January 31, 2021
HSAs	6,241	5,460	14%	5,782
New HSAs from sales - Quarter-to-date	151	104	45%	370
New HSAs from sales - Year-to-date	446	317	41%	687
New HSAs from acquisitions - Year-to-date	160	—	n/a	—
HSAs with investments	431	302	43%	333
CDBs	7,085	7,060	0%	7,028
Total Accounts	13,326	12,520	6%	12,810
Average Total Accounts - Quarter-to-date	13,247	12,084	10%	12,659
Average Total Accounts - Year-to-date	13,158	12,429	6%	12,604

HSA Assets (unaudited)

(in millions, except percentages)	October 31, 2021	October 31, 2020	% Change	January 31, 2021
HSA cash with yield (1)	$10,410	$8,759	19%	$9,875
HSA cash without yield (2)	59	258	(77)%	244
Total HSA cash	10,469	9,017	16%	10,119
HSA investments with yield (1)	5,900	3,255	81%	4,078
HSA investments without yield (2)	59	168	(65)%	138
Total HSA investments	5,959	3,423	74%	4,216
Total HSA Assets	16,428	12,440	32%	14,335
Average daily HSA cash with yield - Year-to-date	9,925	8,445	18%	8,599
Average daily HSA cash with yield - Quarter-to-date	$10,099	$8,672	16%	$9,060
(1)HSA Assets that generate custodial revenue.
(2)HSA Assets that do not generate custodial revenue.
Client-held funds (unaudited)

(in millions, except percentages)	October 31, 2021	October 31, 2020	% Change	January 31, 2021
Client-held funds (1)	$811	$798	2%	$986
Average daily Client-held funds - Year-to-date (1)	849	847	—%	847
Average daily Client-held funds - Quarter-to-date (1)	796	819	(3)%	848
(1)Client-held funds that generate custodial revenue.
Net income (loss) reconciliation to Adjusted EBITDA (unaudited)

	Three months ended October 31,		Nine months ended October 31,
(in thousands)	2021	2020	2021	2020
Net income (loss)	$(5,038)	$1,789	$(11,471)	$3,467
Interest income	(478)	(174)	(1,419)	(850)
Interest expense	11,881	6,952	25,824	28,110
Income tax provision (benefit)	(4,087)	2,340	(11,505)	2,015
Depreciation and amortization	13,904	10,253	38,619	28,580
Amortization of acquired intangible assets	19,642	19,126	59,745	56,905
Stock-based compensation expense	13,284	11,479	41,700	30,313
Merger integration expenses	13,244	8,193	38,422	31,328
Acquisition costs (gains) (1)	(2,687)	13	4,917	79
Gain on equity securities	—	—	(1,677)	—
Other (2)	1,422	1,168	2,421	4,202
Adjusted EBITDA	$61,087	$61,139	$185,576	$184,149
(1)For the nine months ended October 31, 2021, acquisition costs included $0.3 million of stock-based compensation expense.
(2)For the three months ended October 31, 2021, other consisted of amortization of incremental costs to obtain a contract of $0.8 million and other expenses, net, of $0.6 million. For the three months ended October 31, 2020, other consisted of amortization of incremental costs to obtain a contract of $0.6 million and other expenses, net, of $0.6 million. For the nine months ended October 31, 2021, other consisted of amortization of incremental costs to obtain a contract of $3.5 million, partially offset by other income, net, of $1.0 million. For the nine months ended October 31, 2020, other consisted of amortization of incremental costs to obtain a contract of $1.4 million and other expenses, net, of $2.8 million.

Reconciliation of net loss outlook to Adjusted EBITDA outlook (unaudited)

Outlook for the year ending
(in millions)	January 31, 2022
Net loss	$(36) - (33)
Interest income	(2)
Interest expense	36
Income tax benefit	(16) - (14)
Depreciation and amortization	53
Amortization of acquired intangible assets	84
Stock-based compensation expense	57
Merger integration expenses	48
Other expense	6
Adjusted EBITDA	$230 - 235

Reconciliation of net income (loss) to non-GAAP net income (unaudited)

	Three months ended October 31,		Nine months ended October 31,		Outlook for the year ending
(in millions, except per share data)	2021	2020	2021	2020	January 31, 2022
Net income (loss)	$(5)	$2	$(11)	$3	$(36) - (33)
Income tax provision (benefit)	(4)	2	(12)	2	(16) - (14)
Income (loss) before income taxes - GAAP	(9)	4	(23)	5	(52) - (47)
Non-GAAP adjustments:
Amortization of acquired intangible assets	20	19	60	57	84
Stock-based compensation expense	13	12	42	30	57
Merger integration expenses	13	8	38	32	48
Acquisition costs (gains)	(2)	—	5	—	5
Gain on equity securities	—	—	(2)	—	(2)
Loss on extinguishment of debt	4	—	4	—	4
Total adjustments to income (loss) before income taxes - GAAP	48	39	147	119	196
Income before income taxes - Non-GAAP	39	43	124	124	144 - 149
Income tax provision - Non-GAAP (1)	10	11	31	31	36 - 37
Non-GAAP net income	29	32	93	93	108 - 112

Diluted weighted-average shares	84	78	83	75	83
Non-GAAP net income per diluted share (2)	$0.35	$0.41	$1.12	$1.25	$1.30 - 1.35
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.
(2)Non-GAAP net income per diluted share may not calculate due to rounding of non-GAAP net income and diluted weighted-average shares.

Certain terms

Term	Definition
HSA	A financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
CDB	Consumer-directed benefits offered by employers, including flexible spending and health reimbursement arrangements (“FSAs” and “HRAs”), Consolidated Omnibus Budget Reconciliation Act (“COBRA”) administration, commuter and other benefits.
HSA member	Consumers with HSAs that we serve.
Total HSA Assets	HSA members' deposits with our federally insured custodial depository partners and custodial cash placed in annuity contracts with our insurance company partners. Total HSA Assets also includes HSA members' investments in mutual funds through our custodial investment fund partner.
Client	Our employer clients.
Total Accounts	The sum of HSAs and CDBs on our platforms.
Client-held funds	Deposits held on behalf of our Clients to facilitate administration of our CDBs.
Network Partner	Our health plan partners, benefits administrators, and retirement plan recordkeepers.
Adjusted EBITDA	Adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, and other certain non-operating items.
Non-GAAP net income
Calculated by adding back to GAAP net income (loss) before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.

Non-GAAP net income per diluted share	Calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.